                                                                 Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANT


We consent to the incorporation by reference in the registration statement of Summit Design, Inc. on Form S-8 (File No. 333-18063) of our report dated January 24, 1997, except for Note 14, for which the date is February 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of Summit Design, Inc., as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.

                                              /s/ COOPERS & LYBRAND L.L.P.

Portland, Oregon
March 28, 1997